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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT
                                 AMENDMENT NO. 1


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 15, 1998



                                  NUMEREX CORP.
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             (Exact name of registrant as specified in its charter)



            New York                    0-22920                  11-2948749
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(State of other jurisdiction        (SEC File Number)          (IRS Employer
       of incorporation)                                     Identification No.)


     100 Four Falls Corporate Center, Suite 407, Route 23 and Woodmont Road
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                        West Conshohocken, PA 19428-2961
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code (610) 941-2844
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          (Former name or former address, if changed since last report)


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Item 5. Other Events.
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     Numerex Corporation ("Numerex"), BellSouth Wireless, Inc. ("BellSouth
Wireless") and BellSouth Corporation completed a transaction whereby Cellemetry LLC, a joint venture between Numerex and BellSouth Wireless, was effectuated. Cellemetry LLC, a Delaware limited liability company, is owned 60% by Numerex and 40% by BellSouth Wireless. The parties have entered into an operating agreement (the "Operating Agreement") which deals with, among other things, the conduct of the business of Cellemetry LLC. Pursuant to the Operating Agreement, Numerex will make initial in-kind and cash contributions valued at $7.5 million as well as additional cash contributions of up to $15.5 million during the first three years of Cellemetry LLC's operations. Numerex's initial contributions may be represented by, with the consent of BellSouth Wireless, (i) various interests it has in Uplink Security, Inc., including a 19.5 equity interest in Uplink, or
(ii) certain business plan attainment levels (as well as a cash component if certain levels are not attained). The initial contribution by Numerex also included a license from Europlex Research Limited relating to gateway router and radio module technologies. BellSouth Wireless has made an initial in-kind capital contribution of all the assets related to its cellemetry technology, valued at $15.3 million. During the first three years of Cellemetry LLC's operations, no additional capital contributions are required to be made by BellSouth Wireless. Pursuant to the Operating Agreement, each party has made warranties, representations and indemnifications to the other parties. Cellemetry LLC will initially have five board members, three of whom will be appointed by Numerex and two by BellSouth Wireless. The Operating Agreement requires that certain actions of the board of directors require the approval by at least one of the BellSouth Wireless appointees. In addition, the Operating Agreement provides certain restrictions on the right to transfer ownership


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interests in Cellemetry LLC. In the event certain goals established by the business plan for Cellemetry LLC are not achieved, in certain circumstances, at Numerex's election, it may require either that BellSouth put its interest to Numerex for $15.33 million, plus interest at a 13% annual compound rate, or take various actions whereby certain property and other rights belonging to Cellemetry LLC (including cellemetry technology) would be transferred to BellSouth. The Operating Agreement also addresses various rights of the parties in the event of dissolution, liquidation and termination. Cellemetry LLC has elected to be taxed as a partnership for federal, state and foreign income tax purposes.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NUMEREX CORP.


DATE: September 15, 1998               By: /s/ Charles L. McNew
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                                               Charles L. McNew, Vice President
                                                 and Chief Financial Officer